Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 Amendment No. 1 of our report dated January 30, 2005, except for the fifth paragraph of Note 1 as to which the date is February 3, 2005, and the fifth paragraph of Note 14 as to which the date is February 18, 2005 and Note 20 as to which the date is August 12, 2005, with respect to the consolidated financial statements of American Access Technologies, Inc. and Subsidiaries which appears in the Annual Report on Form 10-KSB/A of American Access Technologies, Inc. and Subsidiaries contained in the Annual Report on Form 10-KSB/A for the year ended December 31, 2004 which was previously filed by American Access Technologies, Inc. on August 12, 2005. The report included an explanatory paragraph regarding the restatement of the financial statements as of and for the year ended December 31, 2004. We also consent to the reference to us under the heading “experts” in such registration statement.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida

August 26, 2005